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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 6, 1995
                                                  ----------------


                                 Honeywell Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                   1-971                 41-0415010
        ---------------           ------------          -------------------
        (State or other            (Commission             (IRS Employer
        jurisdiction of           File Number)          Identification No.)
        incorporation)


                 Honeywell Plaza
                 Minneapolis, Minnesota                        55408
- --------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code:  (612) 951-1000
                                                    --------------


                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS.

          On February 6, 1995 the Registrant initiated a program to repurchase an unspecified number of shares of its Common Stock during 1995, in an amount approximately equal to those it anticipates issuing during such year under the terms of its employee benefit plans, up to a maximum of two million shares. The Board of Directors of the Registrant has authorized management to determine the price and timing of such share repurchases.

          A five-year share repurchase program, adopted in November, 1991, which authorized the Registrant to purchase up to $600 million of its Common Stock prior to December 31, 1996, and was completed in December, 1994 when the Registrant's share repurchases reached the monetary limit.

















Ref:H\SECDOCS\8K\8K020195


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                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HONEYWELL INC.



                                By:/s/ William M. Hjerpe
                                   ------------------------------
                                   William M. Hjerpe
                                   Vice President and
                                   Chief Financial Officer


Date: February 6, 1995


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